UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2023

LAKE SHORE BANCORP, inc.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LSBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2023, Steven W. Schiavone, Controller and Principal Accounting Officer submitted notice of his resignation from Lake Shore Bancorp, Inc. (the “Company”), Lake Shore, MHC (the “MHC”) and Lake Shore Savings Bank (the “Bank”) effective March 3, 2023.

Mr. Schiavone did not cite any disagreements with the Company, the MHC or the Bank.

In connection with Mr. Schiavone’s resignation, Rachel A. Foley, age 54, who currently serves as Chief Financial Officer and Treasurer of the Company, the MHC and the Bank, has also been appointed Principal Accounting Officer of each entity effective March 3, 2023. Ms. Foley has been Chief Financial Officer since March 2006. A description of the compensation arrangements between the Company, the MHC and the Bank and Ms. Foley can be found in the Company’s proxy statement for its 2022 annual meeting of stockholders, filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2022 and as subsequently updated by the Current Report on Form 8-K filed with the SEC on December 28, 2022.

Ms. Foley is not a party to any transaction with the Company, the MHC or the Bank that would require disclosure under Item 404(a) of SEC Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, inc.
By:	/s/ Daniel P. Reininga
Name:	Daniel P. Reininga
Title:	President and Chief Executive Officer

Date: February 21, 2023